FIRST AMENDMENT TO THE AMENDED AND RESTATED MICROAGE,INC. SAVINGS
             AND EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT

         THIS  AMENDMENT,  made and entered into this 10th day of May,  1995, by
MICROAGE,   INC.,  a  Delaware  corporation  (hereinafter  referred  to  as  the
"Employer").

WITNESSETH:

         WHEREAS, the Employer has heretofore entered into an employees' retirement savings plan effective July 1, 1988, as amended to add a stock bonus plan which included an employee stock ownership plan effective May 1, 1989, as amended, and the most recent Amendment and Restatement thereof dated December 30, 1994 (the "Plan"); and

         WHEREAS, the Employer has reserved the right to amend said Plan in whole or in part; and

         WHEREAS, the Employer now desires to amend said Plan.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter contained, the Employer and Trustee agree as follows:

         1. Section 2.46 of the Plan is amended in its entirety to read as follows:

         "2.46 Plan Year. The term `Plan Year' shall mean the twelve (12) consecutive month period ending June 30; however a `short Plan Year' will begin July 1, 1995 and end on October 29, 1995 (the last day of the Company's fiscal year). After such short Plan Year, the Plan Year will end each year on the same day as the Company's fiscal year, i.e., the last Sunday in October. The Plan Year shall constitute the Plan's `limitation year' for the purpose of measuring maximum allocations to Participants under the Plan."

         2. Effective October 30, 1995, Section 3.01(a) of the Plan shall read as follows:

         "(a) Each Employee who has attained at least twenty-one years of age, and has completed at least one (1) Year of Service with the Employer, shall become a Participant on the first day of the Plan quarter (the first day of the Plan Year, i.e., October 30 in 1995, February 1, May 1, or August 1) coincident with or next following the date on which the Employee completes all of the eligibility requirements of this Section."

         3. Effective October 30, 1995, Sections 6.04(b)(i) and (ii) are amended to change the term "calendar quarter" to "Plan quarter."

         4. Effective July 1, 1995, Section 7.01 of the Plan is amended by adding the following sentence thereto:

         "Notwithstanding the above, if a Participant is fully vested under the Plan, such Participant may make an election to invest all or any portion of his Employer Matching Contribution Account which consists of Employer Stock in any of the Plan's investment options. Subsequent elections to reinvest such amounts in Employer Stock will not be permitted."

         5. Effective October 30, 1995, the last sentence of Section 7.02 of the Plan is amended to read as follows:

         "Reallocations as permitted by this Section 7.02 shall be made no more frequently than quarterly (the first day of the Plan Year, i.e., October 30 in 1995, February 1, May 1 or August 1) and only on such date(s) as may be determined by the Advisory Committee."


         6.       Effective October 30, 1995, the second to the last sentence of
Section 7.03 of the Plan is hereby amended to read as follows:


         "The elections described in Section 7.01 and 7.02 may be changed, together or separately, quarterly (the first day of the Plan Year, i.e., October 30 in 1995, February 1, May 1, or August 1) (or more frequently if determined by the Advisory Committee and announced to Participants) on such dates as may be determined by the Advisory Committee."

         7. Except as hereinabove amended, all of the terms and conditions of the Plan, shall remain In full force and effect.

         IN WITNESS WHEREOF, MICROAGE, INC., a Employer, has signed or caused these presents to be signed by their duly qualified officers respectively authorized to do so the date first above written.

MICROAGE, INC., a Delaware corporation


By__________________________________________
  Jeffrey D. McKeever, Chairman of the Board
  "Employer"